EXHIBIT 4.1

PC
                                                                       SPECIMEN

                               PHARMACONTROL CORP.                 COMMON STOCK
              Incorporated under the laws of the State of Delaware

                                                                SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

This
Certifies                                                     CUSIP 716932 10 8
that

                                    SPECIMEN

is the
owner of


      FULLY PAID AND NON-ASSESSACBLE SHARES OF THE COMMON STOCK OF THE PAR
                           VALUE OF $.08 PER SHARE OF

                              PHARMACONTROL CORP.

(HEREINAFTER CALLED THE "CORPORATION") TRANSFERABLE IN THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT.*

     WITNESS THE FACSIMILE SCALE OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

     DATED:

[SEAL]                         Secretary                              Chairman

COUNTERSIGNED:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                              (JERSEY CITY, N.J.)

                                                                TRANSFER AGENT


                                    SPECIMEN

                                                            AUTHORIZED OFFICER

___________
*   OVERSTRIKE:  NAME CHANGED TO PHARMACEUTICAL FORMULATION, INC.